                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement       [_]  CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED BY
[X]  Definitive Proxy Statement             RULE 14A-6(E)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            McLEODUSA INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:



Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                                 McLeodUSA Incorporated
                                                McLeodUSA Technology Park
                                             6400 C Street SW, P.O. Box 3177
                                              Cedar Rapids, Iowa 52406-3177
                                                     (319) 364-0000

                                                                    May 7, 1999

[LOGO OF MCLEODUSA APPEARS HERE]

Dear Stockholder:

  On behalf of the Board of Directors of McLeodUSA Incorporated, it is my pleasure to invite you to the 1999 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, June 2, 1999 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa.


  The Annual Meeting has been called for the following purposes:

    (1) To elect three directors to serve on the Board of Directors in the class of directors whose term expires in 2002, to elect one director to serve on the Board of Directors in the class of directors whose term expires in 2001, and to elect one director to serve on the Board of Directors in the class of directors whose term expires in 2000;

    (2) To approve the Second Amended and Restated Directors Stock Option
  Plan;

    (3) To ratify the Board of Directors' appointment of Arthur Andersen LLP as the independent public accountants of McLeodUSA for the 1999 fiscal year; and

    (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement.

  The Board of Directors has approved the matters being submitted by McLeodUSA for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or give your proxy by calling the toll-free telephone number as described in the instructions on the proxy card.

                                          Sincerely,

                                          /s/ Clark E. McLeod

                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                         Cedar Rapids, Iowa 52406-3177
                                (319) 364-0000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 2, 1999

  NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of McLeodUSA Incorporated, a Delaware corporation, will be held on Wednesday, June 2, 1999 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, for the purpose of considering and voting upon the following matters:

    1. To elect three directors to serve on the Board of Directors in the class of directors whose term expires in 2002, to elect one director to serve on the Board of Directors in the class of directors whose term expires in 2001, and to elect one director to serve on the Board of Directors in the class of directors whose term expires in 2000;

    2. To approve the Second Amended and Restated Directors Stock Option
  Plan;

    3. To ratify the Board of Directors' appointment of Arthur Andersen LLP as the independent public accountants of McLeodUSA for the 1999 fiscal year; and

    4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

  Pursuant to the Bylaws of McLeodUSA, the Board of Directors has fixed April 12, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the offices of McLeodUSA located at 6400 C Street SW, Cedar Rapids, Iowa 52406.

                                          By Order of the Board of Directors

                                          /s/ Clark E. McLeod

                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer


Cedar Rapids, Iowa
May 7, 1999

  Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card in the postage prepaid envelope or give your proxy by calling the toll-free telephone number as described in the instructions on the proxy card. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time before it is voted by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you submitted your proxy by telephone, you may also revoke it by submitting a new proxy using the same procedures at a later date.

                            McLeodUSA Incorporated
                           McLeodUSA Technology Park
                        6400 C Street SW, P.O. Box 3177
                         Cedar Rapids, Iowa 52406-3177
                                (319) 364-0000

                               ----------------

                                PROXY STATEMENT
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 2, 1999

                               ----------------

               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement and the accompanying proxy card are furnished to stockholders of McLeodUSA Incorporated in connection with the solicitation by the Board of Directors of McLeodUSA (the "Board of Directors") of proxies to be used at the 1999 Annual Meeting of Stockholders to be held on Wednesday, June 2, 1999 at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, and at any adjournment thereof.

  If the enclosed proxy card is properly executed and returned to McLeodUSA in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED:

  .  "FOR" PROPOSAL 1 TO ELECT THE BOARD OF DIRECTORS' FIVE NOMINEES FOR
     DIRECTOR

  . "FOR" PROPOSAL 2 TO APPROVE THE SECOND AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN

  . "FOR" PROPOSAL 3 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF McLEODUSA FOR THE 1999 FISCAL YEAR

  If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in accordance with their best judgment.

  Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone using the control number and instructions on the proxy card. Telephone proxies must be used in conjunction with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

  The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. Stockholders may, however, revoke a proxy at any time before its exercise by filing with the Secretary of McLeodUSA a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. A stockholder who submits a proxy by telephone may also revoke it by submitting a new proxy using the same procedures at a later date.

  The cost of solicitation of proxies will be borne by McLeodUSA. In addition to the solicitation of proxies by mail, McLeodUSA, through its officers, directors or employees, also may solicit proxies personally or by telephone or other means. Such persons will not be specifically compensated for such solicitation activities. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and McLeodUSA will reimburse such persons for their reasonable expenses incurred in that connection.

  The close of business on April 12, 1999 has been fixed by the Board of Directors as the Record Date for determination of stockholders entitled to vote at the Annual Meeting. As of the Record Date, the outstanding voting stock of McLeodUSA consisted of 74,465,155 shares of Class A common stock, par value $.01 per share (the "Class A common stock"). Each holder of Class A common stock is entitled to one vote per share with respect to all matters as to which a vote is taken at the Annual Meeting.

  The Bylaws of McLeodUSA provide that the holders of a majority of the voting rights of the shares of common stock issued and outstanding and entitled to vote shall constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting.

  Assuming the presence of a quorum at the Annual Meeting, a plurality of the votes cast at the Annual Meeting is required for election of directors and a majority of the voting rights present and entitled to vote at the Annual Meeting is required to approve the Second Amended and Restated Directors Stock Option Plan and to ratify the appointment of Arthur Andersen LLP as McLeodUSA's independent public accountants. Unless otherwise required by applicable law or the Certificate of Incorporation or Bylaws of McLeodUSA, the affirmative vote of a majority of the voting rights present and entitled to vote at the Annual Meeting is required to decide any other matter submitted to a stockholder vote. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

  Abstentions and broker non-votes will be treated as shares that are present, in person or by proxy, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as present or entitled to vote on any matter presented at the Annual Meeting. As a result, broker non-votes will not have any effect on Proposals 1, 2 or 3. Abstentions will be counted as shares that are present and entitled to vote on matters presented at the Annual Meeting. As a result, abstentions will not have any effect on Proposal 1 but will have the same effect as a vote against Proposals 2 and 3.

  As of the Record Date, Clark E. and Mary E. McLeod beneficially owned 9,570,285 shares of Class A common stock, Interstate Energy Corporation (collectively with its subsidiaries, "Interstate Energy") beneficially owned 10,323,288 shares of Class A common stock, MHC Investment Company (collectively with its affiliates, "MHC Investment"), beneficially owned 6,759,866 shares of Class A common stock, Richard A. Lumpkin beneficially owned 5,067,778 shares of Class A common stock, and Media/Communications Partners III Limited Partnership and M/C Investors L.L.C. (collectively, "M/C") together beneficially owned 3,913,859 shares of Class A common stock, representing approximately 12.8%, 13.6%, 9.1%, 6.8% and 5.3%, respectively, or approximately 47.6% in the aggregate, of the voting rights of the shares of Class A common stock entitled to vote at the Annual Meeting. Mr. and Mrs. McLeod, Interstate Energy, MHC Investment, Mr. Lumpkin and M/C have advised McLeodUSA that they intend to vote in favor of approval of all matters described in this Proxy Statement. Consequently, approval of all the Proposals set forth in this Proxy Statement is virtually assured. Mr. and Mrs. McLeod, Interstate Energy, MHC Investment, Mr. Lumpkin, M/C and several other stockholders also have entered into one or more voting agreements with respect to the election of directors. See "Principal Holders of Voting Securities-- Stockholders' Agreements."

  This Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and McLeodUSA's Annual Report to Stockholders were first mailed to stockholders on or about May 11, 1999.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS
                                 (Proposal 1)

  The Bylaws of McLeodUSA provide that the Board of Directors shall consist of not fewer than three directors nor more than fifteen directors and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors. The Board of Directors currently consists of nine directors, divided into three classes of directors serving staggered three-year terms, and will be expanded to ten directors as a result of the election of directors at the Annual Meeting. At the Annual Meeting, five directors will be elected, three in the class of directors whose term expires in 2002, one in the class of directors whose term expires in 2001 and one in the class of directors whose term expires in 2000. The Board of Directors has nominated for director Stephen C. Gray, Paul D. Rhines and Roy A. Wilkens to be elected at the Annual Meeting, each for a three-year term, Peter H.O. Claudy to be elected at the Annual Meeting for a two-year term and Robert J. Currey to be elected at the Annual Meeting for a one-year term.

  Unless otherwise specified on the proxy card, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Gray, Rhines, Wilkens, Claudy and Currey. The Board of Directors believes that such nominees will stand for election and will serve if elected. If any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Bylaws, directors are elected by plurality vote.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR DIRECTORS.

Information as to Nominees and Continuing Directors

  The following table sets forth information regarding the Board of Directors' five nominees for election as directors and those directors who will continue to serve as such after the Annual Meeting.

                            Age at
                          March 31,   Director   Term
 Nominees:                   1999      Since   Expiring Position(s) Held with the Company
 ---------                ---------   -------- -------- ---------------------------------
 Stephen C. Gray.........    39         1992     2002   President, Chief Operating Officer and Director
 Paul D. Rhines(2).......    54         1993     2002   Director
 Roy A. Wilkens..........    56           --     2002   --
 Peter H.O. Claudy(1)....    37         1999     2001   Director
 Robert J. Currey........    52         1997     2000   Director
  Continuing Directors:
  ---------------------
 Clark E. McLeod.........    51         1991     2000   Chairman, Chief Executive Officer and Director
 Blake O. Fisher, Jr. ...    54         1996     2000   Group Vice President, Regional President -- Western
                                                         Region and Director
 Richard A. Lumpkin......    63         1997     2001   Vice Chairman and Director
 Thomas M. Collins(1)(2).    70         1993     2001   Director
 Lee Liu(2)..............    65         1993     2000   Director

--------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

  The principal occupations for the past five years of each of the five nominees for director and the five directors whose terms of office will continue after the Annual Meeting are set forth below.

  Clark E. McLeod. Mr. McLeod founded McLeodUSA and has served as Chairman, Chief Executive Officer and a director of McLeodUSA since its inception in June 1991. His previous business venture, Teleconnect Company ("Teleconnect"), an Iowa-based long distance telecommunications company, was founded in January 1980. Mr. McLeod served as Chairman and Chief Executive Officer of Teleconnect from January 1980 to December 1988, and from December 1988 to August 1990, he served as President of Telecom*USA, Inc. ("Telecom*USA"), the successor to Teleconnect following its merger with SouthernNet, Inc. in December 1988. By 1990, Telecom*USA had become America's fourth largest long distance telecommunications company with nearly 6,000 employees. MCI Communications Corporation ("MCI") purchased Telecom*USA in August 1990 for $1.25 billion. See "Principal Holders of Voting Securities--Stockholders' Agreements."

  Richard A. Lumpkin. Mr. Lumpkin has served as Vice Chairman and a director of McLeodUSA since September 1997. Mr. Lumpkin was elected as an officer and a director of McLeodUSA based on the requirements of the merger agreement between McLeodUSA and Consolidated Communications Inc. ("CCI"). He has continued to serve as a director pursuant to the requirement of the Stockholders' Agreement (as defined herein). Mr. Lumpkin served as Chairman and Chief Executive Officer of CCI from 1990 to September 24, 1997, the date CCI was acquired by McLeodUSA. He continues to serve as Chairman and Chief Executive Officer of Illinois Consolidated Telephone Company ("ICTC"), an independent local exchange company and wholly owned subsidiary of CCI, a post he has held since January 1990. From its formation in 1984 to 1990, Mr. Lumpkin served as President of CCI. From 1968 to 1990, Mr. Lumpkin held various executive positions at ICTC, including Vice President of Operations and Treasurer. He is a director of Ameren Corporation, an electric utility holding company, First Mid-Illinois Bancshares, Inc., a bank holding company ("First Mid-Illinois Bancshares"), and First Mid-Illinois Bancshares' wholly owned subsidiary, First Mid-Illinois Bank & Trust, a bank. Mr. Lumpkin served as a director of International Teldata Corporation, an information technology company until his resignation on January 4, 1999. Mr. Lumpkin is Chairman of the Board of Illuminet Holdings, Inc. ("Illuminet"), a telecommunications company. See "Principal Holders of Voting Securities--Stockholders' Agreements."

  Stephen C. Gray. Mr. Gray has been Chief Operating Officer of McLeodUSA since September 1992, President since October 1994 and a director since April 1993. Mr. Gray is one of Mr. McLeod's nominees to the Board of Directors. Before joining McLeodUSA, Mr. Gray served from August 1990 to September 1992 as Vice President of Business Services at MCI, where he was responsible for MCI's local access strategy and for marketing and sales support of the Business Markets division. From February 1988 to August 1990, he served as Senior Vice President of National Accounts and Carrier Services for Telecom*USA, where his responsibilities included sales, marketing, key contract negotiations and strategic acquisitions and combinations. Before joining Telecom*USA, from August 1983 to February 1988, Mr. Gray held a variety of management positions with WilTel, Inc. and Clay Desta Communications Inc., long distance telephone companies. See "Principal Holders of Voting Securities--Stockholders' Agreements."

  Blake O. Fisher, Jr. Mr. Fisher has served as a director of McLeodUSA since October 1996 and as Group Vice President and Regional President since September 1998. Mr. Fisher is one of Mr. McLeod's nominees to the Board of Directors. Mr. Fisher served as Executive Vice President, Corporate Administration and Chief Financial Officer from September 1996 through September 1998, as Chief Financial and Administrative Officer from October 1997 to September 1998 and as Treasurer from February 1996 to September 1998. Mr. Fisher also served as one of Interstate Energy's nominees to the Board of Directors from April 1993 to February 1996. He served as Executive Vice President and Chief Financial Officer of IES Industries Inc., a diversified electric utility holding company and predecessor to Interstate Energy, from January 1991 to February 1996. Mr. Fisher also served as President of IES Utilities Inc., an electric utility, from February 1995 to February 1996. Before joining IES, Mr. Fisher held a variety of management positions with Consumers Power Company, an electric utility, including Vice President of Finance and Treasurer. See "Principal Holders of Voting Securities-- Stockholders' Agreements."

  Thomas M. Collins. Mr. Collins has served as a director of McLeodUSA since April 1993. Mr. Collins is Of Counsel at Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, where he has practiced law since 1952. Mr. Collins was a director of Teleconnect and its successor, Telecom*USA, from 1985 to August 1990. He is also a director of APAC TeleServices, Inc., a telemarketing company. See "Compensation Committee Interlocks and Insider Participation."

  Paul D. Rhines. Mr. Rhines has served as a director of McLeodUSA since April 1993. Since 1997, Mr. Rhines has been Executive Vice President and Managing Member of Marshall Venture Capital, L.C., which is the General Partner of Marshall Capital Fund, L.P., a venture capital limited partnership. He is a founder and a general partner of R.W. Allsop & Associates, L.P. and R.W. Allsop & Associates II L.P., two venture capital limited partnerships established in Cedar Rapids, Iowa, in 1981 and 1983, respectively. He is also a founder and general partner of MARK Venture Partners L.P., a limited partnership which is the general partner of Allsop Venture Partners III, L.P., a venture capital limited partnership established in Cedar Rapids, Iowa in 1987. He has also served since 1980 as Executive Vice President and a director of RWA, Inc., a venture capital management firm. Mr. Rhines was a director of Teleconnect and its successor, Telecom*USA, from 1982 to 1990. He is also a director of American Safety Razor Company, a consumer product manufacturing company.

  Robert J. Currey. Mr. Currey has served as a director of McLeodUSA since September 1997. Mr. Currey was elected as a director of McLeodUSA based on the requirements of the merger agreement between McLeodUSA and CCI. Mr. Currey also served as Group President, Telecommunications Services between October 1997 and March 6, 1998; he resigned his position as an executive officer of McLeodUSA effective March 6, 1998. Mr. Currey served as President of CCI from March 1990 to September 24, 1997, the date CCI was acquired by McLeodUSA. From June 1988 to March 1990, Mr. Currey served as Senior Vice President, Operations and Engineering of Citizens Utility Co., a diversified utility company. From 1987 to 1988, he served as Executive Vice President of US SPRINT, an interexchange carrier, and from 1984 to 1987, he served as Senior Vice President, Operations for United Telecommunications, Inc., a telecommunications company. Prior to 1984, Mr. Currey served as an Assistant Vice President with Ameritech and also held a succession of management positions in operations, personnel, labor relations and marketing. Mr. Currey is President of 21st Century Telecom Group, Inc., a cable and Internet services company. Mr. Currey is also a director of Brenton Banks Inc., a bank holding company.

  Lee Liu. Mr. Liu has served as a director of McLeodUSA since April 1993, during which time he has been the nominee of IES and its successor, Interstate Energy, to the Board of Directors. Mr. Liu has been Chairman of IES Industries and its successor, Interstate Energy Corporation, since July 1993. Mr. Liu previously served as Chairman of IES Industries from May 1986 to July 1991. He also served as Chief Executive Officer of IES Industries from May 1986 to April 1998 and as President from May 1986 to November 1996. Mr. Liu has worked for IES and its successor, Interstate Energy, since 1957. Mr. Liu is also a director of Eastman Chemical Company, a chemical company, and the Principal Financial Group, a financial services company. See "Principal Holders of Voting Securities--Stockholders' Agreements."

  Peter H.O. Claudy. Mr. Claudy has served as a director of McLeodUSA since April 1999 during which time he has been the nominee of M/C to the Board of Directors. Mr. Claudy is a general partner of M/C Venture Partners, a $250 million private equity fund and affiliate of M/C, and has specialized in investing in telecommunications companies since 1991. He originated and held primary responsibility for the M/C equity investment in Ovation Communications, Inc., now a subsidiary of McLeodUSA. Mr. Claudy performs the same role for M/C Venture Partners' investment in, and serves on the board of, Florida Digital Networks, a competitive local exchange carrier. He also serves as a director of HarvardNet, a data communications company serving the New England region, and Triad Cellular, a wireless telecommunications company. See "Principal Holders of Voting Securities--Stockholders' Agreements."

  Roy A. Wilkens. Mr. Wilkens has served as a director of Splitrock Services, Inc. since April 1998. Mr. Wilkens was President of The Williams Pipeline Company when he founded WilTel Network Services as an operating unit of The Williams Companies, Inc. in 1985. He was founder/Chief Executive Officer of WilTel Network Services from 1985 to 1997. In 1995, WilTel Network Services was acquired by LDDS Communications, which now operates under the name WorldCom. Mr. Wilkens served as Vice Chairman of WorldCom until his retirement in 1997. In 1992, Mr. Wilkens was appointed by President George Bush to the National Security Telecommunications Advisory Council. He also has served as chairman of both the Competitive Telecommunications Association (CompTel) and the National Telecommunications Network. Mr. Wilkens is a member of the board of directors of Paging Network, Inc., UniDial Inc. and InvenSys Corporation.

Corporate Governance and Related Matters

  The Board of Directors conducts its business through meetings and through its committees. The Board of Directors acts as a nominating committee for selecting candidates to stand for election as directors. Pursuant to the Bylaws, other candidates also may be nominated by any stockholder, provided such other nomination(s) are submitted in writing to the Secretary of McLeodUSA no later than 90 days prior to the meeting of stockholders at which such directors are to be elected, together with the identity of the nominator and the number of shares of McLeodUSA's stock owned, directly and indirectly, by the nominator. No such nominations have been received as of the date hereof in connection with the Annual Meeting.

  The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Collins and Claudy. The Compensation Committee reviews and recommends the compensation arrangements for management and administers the stock option plans and stock purchase plan. The current members of the Compensation Committee are Messrs. Collins, Rhines and Liu.

  During the fiscal year ended December 31, 1998, the Board of Directors met eleven (11) times. During the same period, the Audit Committee met three (3) times and the Compensation Committee met ten (10) times. During the fiscal year ended December 31, 1998, no director attended fewer than 75% of the total of all meetings of the Board of Directors and any committee on which he served.

Directors Compensation

  Directors of McLeodUSA who are also employees receive no directors fees. Non-employee directors receive directors fees of $1,000 for each Board and committee meeting attended in person and $500 for each Board and committee meeting attended by telephone. In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Directors of McLeodUSA are also eligible to receive grants of stock options under the Amended and Restated Directors Stock Option Plan (the "Amended and Restated Directors Plan").

  Under the Amended and Restated Directors Plan, an aggregate of 550,000 shares of Class A common stock are reserved for purchase pursuant to option grants to directors of McLeodUSA who are not officers or employees of McLeodUSA (each an "Eligible Director"). Options for 450,000 shares of Class A common stock had been granted under the Amended and Restated Directors Plan and options to purchase 152,314 shares of Class A common stock had been exercised as of the Record Date. Under the Amended and Restated Directors Plan, each Eligible Director who commences service as a director is granted an initial option ("Initial Option") to purchase 10,000 shares of Class A common stock. Each such Eligible Director also is granted an additional option ("Additional Option") to purchase 5,000 shares of Class A common stock immediately after each of the subsequent two annual meetings of stockholders if the Eligible Director continues to be an Eligible Director. The Amended and Restated Directors Plan will terminate automatically on March 28, 2006, unless terminated earlier by the Board of Directors. Stockholders of McLeodUSA are being asked to consider and vote upon an amendment and restatement of the Amended and Restated Directors Plan which, among other things, would (i) increase the number of shares of Class A common stock reserved for purchase pursuant to option grants to an aggregate of 1,100,000 shares of Class A common stock, and (ii) modify the formula for the automatic grant of options to provide for the grant of (x) an Initial Option to purchase from 10,000 to 20,000 shares of Class A common stock to each Eligible Director who commences service as a director on or after the Board's approval of the amendment and restatement of the Amended and Restated Directors Plan, such amount to be determined by the Board in its discretion, (y) an Additional Option to purchase up to 10,000 shares of Class A common stock after each subsequent annual meeting of stockholders if the Eligible Director continues to be an Eligible Director, such amount to be determined by the Board in its discretion, and (z) such discretionary options ("Discretionary Option"), in addition to the foregoing Initial Options and Additional Options, to Eligible Directors as may be determined by the Board; provided that no more than an aggregate of 100,000 shares of Class A common stock may be granted as Discretionary Options under the plan as amended and restated. See "Approval of the Second Amended and Restated Directors Stock Option Plan."

  Other than the compensation described above, none of the directors received any other compensation from McLeodUSA in 1998 in connection with their service as directors.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

  The following table sets forth information concerning the cash and non-cash compensation paid or accrued during the periods indicated to the Chief Executive Officer and the four other most highly compensated officers of McLeodUSA whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998 (the "Named Executive Officers").

                                                    Long Term
                                                   Compensation
                                                      Awards
                                                   ------------
                                      Annual
                                   Compensation     Securities
Name and Principal               -----------------  Underlying     All Other
Position                 Year     Salary   Bonus     Options    Compensation(1)
------------------       ----    -------- -------- ------------ ---------------
Clark E. McLeod......... 1998    $228,077 $122,732   100,000      $1,883,200(2)
 Chairman and Chief      1997     185,262   79,216   223,000           3,000
 Executive Officer       1996     156,269   72,422   135,500          48,200(3)
Stephen C. Gray......... 1998     228,077  122,732   100,000           3,200
 President and Chief     1997     184,728  199,216   253,000           3,000
 Operating Officer       1996     156,269   72,422   105,500           3,200
Blake O. Fisher, Jr. ... 1998     176,193   92,607    35,000           3,200
 Group Vice President,
  Regional               1997     143,484  131,048   168,000             --
 President--Western
  Region                 1996      97,654   28,392   238,625             --
Arthur L.
 Christoffersen......... 1998     176,538   68,000    63,000           3,200
 Group Vice President--
  Publishing Services,   1997     154,524      --    197,000           3,000
 President--McLeodUSA
  Publishing Company     1996(4)   51,782  106,815       --              --
Richard A. Lumpkin...... 1998     161,231  194,309    40,000           3,200
 Vice Chairman           1997(5)   60,411   28,469    45,000          59,250(6)
                         1996         --       --        --              --

--------
(1) Unless otherwise indicated, all other compensation represents matching contributions made by McLeodUSA to the McLeodUSA Incorporated 401(k) Plan on behalf of the Named Executive Officers.

(2) Includes $1,880,000 of premiums paid on split dollar life insurance policies for the benefit of the McLeod Family 1998 Special Trust. For additional information, see "--Certain Transactions."

(3) Includes $45,000 paid by McLeodUSA to the FTC to cover the filing fee for a HSR Act notification filed by Mr. and Mrs. McLeod in connection with their November 1996 purchase of Class A common stock.

(4) Includes amounts received from September 20, 1996 (the date McLeodUSA acquired TelecomHUSA Publishing Group, Inc.) to December 31, 1996.

(5) Includes amounts received from September 24, 1997 (the date McLeodUSA acquired CCI) to December 31, 1997.

(6) Represents the payment of accumulated vested vacation at the time McLeodUSA acquired CCI.

Option Grants

  The following table sets forth information with respect to grants of stock options to each of the Named Executive Officers during the year ended December 31, 1998.




                                                   Individual Grants                              Potential Realized
                         ---------------------------------------------------------------------- Value at Assumed Annual
                         Number of    Percent of                                                    Rates of Stock
                         Securities  Total Options                                              Price Appreciation for
                         Underlying   Granted to                                                      Option Term
                          Options    Employees in  Exercise                                     -----------------------
          Name            Granted     Fiscal Year   Price      Grant Date      Expiration Date      5%          10%
          ----           ----------  ------------- -------- ----------------- ----------------- ----------- -----------
Clark E. McLeod......... 100,000(1)       1.6%     $29.75   December 31, 1998 December 31, 2008 $ 1,870,962 $ 4,741,384
Stephen C. Gray......... 100,000(1)       1.6       29.75   December 31, 1998 December 31, 2008   1,870,962   4,741,384
Blake O. Fisher, Jr.....  35,000(1)       0.6       29.75   December 31, 1998 December 31, 2008     654,837   1,659,484
Arthur L.
 Christoffersen.........  23,000(2)       0.4       41.625      April 3, 1998     April 3, 2008     602,088   1,525,809
                          40,000(1)       0.6       29.75   December 31, 1998 December 31, 2008     748,385   1,896,554
Richard A. Lumpkin......  40,000(1)       0.6       29.75   December 31, 1998 December 31, 2008     748,385   1,896,554

--------
(1) These options vest according to the following schedule: 25% per year for four years.
(2) These options vest according to the following schedule: 1/3 at 56 months with an additional 1/3 at each of 63 and 70 months.

Aggregate Option Exercises and Fiscal Year-End Values

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year 1998, the number of securities underlying unexercised options at the 1998 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                                                   Number of Unexercised     Value of Unexercised
                                                  Options at Fiscal Year-    In-the-Money Options
                           Shares                           End              at Fiscal Year-End(2)
                         Acquired on    Value    ------------------------- -------------------------
Name                      Exercise   Realized(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
Clark E. McLeod.........   123,750   $4,415,709    172,813      318,937    $5,441,031   $3,831,220
Stephen C. Gray.........   217,202    6,367,453    459,697      374,250    13,354,521    4,835,810
Blake O. Fisher, Jr. ...    41,250    1,363,181    114,969      261,593     2,822,977    4,190,904
Arthur L.
 Christoffersen.........       --           --      15,000      245,000           --     1,909,500
Richard A. Lumpkin......       --           --      11,250       73,750           --        60,000

--------
(1) Represents the difference between the exercise price and the closing price of Class A common stock on The Nasdaq Stock Market on the date of exercise.
(2) Represents the difference between the exercise price and the closing price of Class A common stock on The Nasdaq Stock Market on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 1998, no member of the Board of Directors served as a director or a member of the compensation committee of any other company of which any executive officer served as a member of the Board of Directors.

  During 1998 McLeodUSA paid 2060 Partnership, L.P. $1,654,000 for the rental of office and parking spaces in Cedar Rapids, Iowa. 2001 Development Company ("2001"), an Iowa corporation, is the general partner and 80% owner of 2060 Partnership, L.P. Alliant and McLeodUSA own 54.55% and 3.03%, respectively, of the outstanding stock of 2001. The directors and officers of 2001 included Lee Liu and Thomas M. Collins, directors of McLeodUSA, and Clark E. McLeod, a director and executive officer of McLeodUSA.

  During 1998 McLeodUSA paid $86,000 to Shuttleworth & Ingersoll, P.C., a law firm in Cedar Rapids, Iowa, for legal services rendered. McLeodUSA plans to retain the firm in 1999. McLeodUSA provides local and long distance telephone service for Shuttleworth & Ingersoll, P.C. Shuttleworth & Ingersoll, P.C. paid McLeodUSA $64,000 for these services in 1998. Thomas M. Collins is Of Counsel at Shuttleworth & Ingersoll, P.C.

  For a description of certain other transactions, see "--Certain
Transactions."

Employment, Confidentiality and Non-Competition Agreements

  McLeodUSA has employment, confidentiality and non-competition agreements with most members of senior management, including the Named Executive Officers. These agreements typically provide that the applicable senior management employee may not compete with McLeodUSA during the term of his or her employment and for a one or two-year period following a termination for cause, a resignation or a voluntary termination of employment. The agreements also provide that employees subject to the agreements may not disclose any confidential information of McLeodUSA while employed by McLeodUSA or thereafter. The agreements have an indefinite term but may be terminated on 30 days' written notice by either party, provided, however, that the confidentiality and non-competition obligations will survive any such termination. As partial consideration for the execution of the employment, confidentiality and non-competition agreements, McLeodUSA has granted to the employees signing such agreements options to purchase shares of Class A common stock at exercise prices which are based on the fair market value of the Class A common stock on the date of grant. Such options were granted pursuant to the 1996 Plan (as defined herein).

Change-of-Control Agreements

  McLeodUSA has entered into change-of-control agreements with its executive officers, including the Named Executive Officers, which provide for payments and benefits in connection with specified terminations of employment after a change of control of McLeodUSA. The change-of-control agreements terminate on December 31, 2006, unless a change of control has occurred during the six months preceding December 31, 2006, in which case the agreements terminate on December 31, 2007. If an executive who is a party to a change-of-control agreement terminates employment within six months after a "change of control" or, if within 24 months after a "change of control," the executive's employment is terminated by McLeodUSA (other than for "disability," "cause," death or "retirement") or by the executive following a "material reduction" in responsibilities or compensation (as such terms are defined in the change-of-control agreements):

    (1) the executive will be entitled to a lump sum payment equal to 12 or 24 times the executive's "average monthly compensation" (as defined in the change-of-control agreements) during the 12 months immediately preceding the change of control or the date of termination, whichever average monthly compensation is higher

    (2) all of the executive's outstanding options to purchase stock of McLeodUSA will become immediately exercisable in full

    (3) if the executive elects to continue coverage under the group health plan, McLeodUSA will continue to pay the employer portion of the premiums for such coverage for the longer of 24 months or the period of coverage provided by Section 4980B of the Internal Revenue Code of 1986 (the "Code")

  An executive who is entitled to payment(s) pursuant to a change-of-control agreement is subject to a non-compete provision generally restricting the executive from competing with McLeodUSA for a two-year period after the termination of employment.

Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors has prepared the following report on policies with respect to the compensation of executive officers for 1998.

  The Board of Directors established the Compensation Committee in March 1996. Since that time, decisions on compensation of executive officers have been made by the Compensation Committee. The Compensation Committee also administers the stock option plans and stock purchase plan. No member of the Compensation Committee is an employee of McLeodUSA. Prior to March 1996, there were no Board committees and the full Board of Directors determined all executive compensation matters. During 1998, the Compensation Committee consisted of Paul D. Rhines, Thomas M. Collins and Lee Liu.

 Compensation Policies Toward Executive Officers

  The compensation policies are designed to

  .attract, motivate and retain experienced and qualified executives

  .increase the overall performance of McLeodUSA

  .increase stockholder value

  .increase the performance of individual executives

The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the overall performance of McLeodUSA relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to approximate the 25th percentile of the competitive market. In addition, it is the policy of McLeodUSA to grant stock options to executives upon their commencement of employment and annually thereafter in order to strengthen the alliance of interest between such executives and stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the performance of McLeodUSA (as reflected in the market price of the Class A common stock).

  The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 1998:

  Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the same geographic region. Base salaries for executive officers are reviewed annually by the Compensation Committee based upon, among other things, individual performance and responsibilities.

  Annual salary adjustments are recommended by the Chief Executive Officer and Chief Operating Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The Compensation Committee performs the same review of the Chief Executive Officer's and Chief Operating Officer's performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee.

  Bonuses. Annual bonuses to executive officers are based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. These corporate performance factors consist of revenue and earnings targets established in the annual budget. Bonuses for 1998 were based upon the achievement of such financial and operating factors.

  Stock Options. A third component of executive officers' compensation is the 1996 Employee Stock Option Plan (the "1996 Plan") pursuant to which McLeodUSA grants executive officers and certain other employees options to purchase shares of Class A common stock.

  The Compensation Committee grants stock options to executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with McLeodUSA and annually thereafter. The options generally are granted at an exercise price equal to the market price of the Class A common stock at the date of the grant. Options granted to executive officers typically vest over a period of one to six years following the date of grant. The maximum option term is ten years (or five years in the case of an incentive stock option (as defined in the Code) granted to an optionee beneficially owning more than 10% of the outstanding Class A common stock). The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for McLeodUSA's stockholders through appreciation of stock price. Management of McLeodUSA believes that stock options have been helpful in attracting and retaining skilled executive personnel.

  Stock option grants made to executive officers in 1998 reflect significant individual contributions relating to operations and implementation of development and growth programs. Certain newly hired executive officers also received stock option grants at the time of the commencement of their employment. During 1998, McLeodUSA granted stock options covering a total of 3,922,376 shares of Class A common stock to 4,450 employees, including options covering an aggregate of 667,000 shares of Class A common stock to fourteen executive officers. The per share option exercise prices of such options ranged from $29.75 to $41.63 for the fourteen executive officers and from $24.25 to $46.63 for non-executive officer employees, which generally equaled the fair market value of a share of Class A common stock on the respective dates of grant.

  Other. McLeodUSA has adopted a contributory retirement plan (the "401(k) Plan") for all of its employees (including executive officers) age 21 and over with at least three months of service to McLeodUSA. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). McLeodUSA generally makes matching contributions to each participant's account equal to 50% of such participant's contribution up to 2% of such participant's annual compensation, plus a discretionary annual match of up to another 50% of such participant's contribution up to 2% of such participant's annual compensation. Thus, the total matching contribution can be up to 4% of the participant's annual compensation.

 Chief Executive Officer Compensation

  The executive compensation policy described above is applied in setting Mr. McLeod's compensation. Mr. McLeod generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation consists of annual base salary, annual bonus, and long-term equity-linked compensation. The Compensation Committee's general approach in establishing Mr. McLeod's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon the long-term performance of McLeodUSA, as reflected in the market price of the Class A common stock.

  Mr. McLeod's compensation during the year ended December 31, 1998 included $228,077 in base salary and $122,732 in a cash bonus. Mr. McLeod's salary and bonus payments for 1998 were based on, among other matters, the 1997 performance of McLeodUSA and the 1997 compensation of chief executive officers of peer companies, although his compensation was not targeted to any particular group of these companies.

 Compensation Deductibility Policy

  Under Section 162(m) of the Code, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). All of the members of the Compensation Committee qualify as "outside directors." The Compensation Committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to executive officers of McLeodUSA.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Paul D. Rhines, Chairman
                                          Thomas M. Collins
                                          Lee Liu

Comparative Stock Performance

  The following chart sets forth comparative information regarding cumulative stockholder return on Class A common stock since the initial public offering was completed in June 1996. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The cumulative stockholder return of McLeodUSA based on an investment of $100 at June 11, 1996, when the Class A common stock was first traded on The Nasdaq Stock Market, at its closing price of $25.125, is compared to the cumulative total return of the Standard & Poor's 500 Stock Index and The Nasdaq Telecommunications Stocks Index, comprised of publicly traded companies which are principally in the telecommunications business, during that same period.

                    Comparison of Cumulative Total Returns
              Comparison of Thirty Month Cumulative Total Return*
             Among McLeodUSA Incorporated, The S&P 500 Stock Index
                and The Nasdaq Telecommunications Stocks Index

                 McLeodUSA       S & P 500       Nasdaq Telecommunications
                Incorporated    Stock Index             Stock Index
--------------------------------------------------------------------------------
Jun. 11, 1996          100             100                    100
Jun. 28, 1996      95.5224         99.9493                 97.406
Sep. 30, 1996     131.3433        102.4383                93.6688
Dec. 31, 1996     101.4295        110.3984                93.4999
Mar. 31, 1997      70.6468        112.8396                87.3982
Jun. 30, 1997     134.3284        131.9195               107.6996
Sep. 30, 1997     156.9652        141.1807               125.3594
Dec. 31, 1997     127.3632        144.6309               132.7733
Mar. 31, 1998     168.1592        168.1491               164.2026
Jun. 30, 1998     154.7264        178.8108               168.9852
Sep. 30, 1998      87.0647        157.4268               151.5731
Dec. 31, 1998     124.3781        216.9193               183.2019
--------

* $100 invested on June 11, 1996, including reinvestment of dividends. Fiscal year ending December 31, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), requires the directors, officers and beneficial owners of more than 10% of the Class A common stock of McLeodUSA to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership of equity securities of McLeodUSA and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Class A common stock are required by SEC regulations to furnish McLeodUSA with copies of all Section 16(a) reports they file.

  Based on its review of these reports and on written representations from the reporting persons that no other reports were required, McLeodUSA believes that during the fiscal year ended December 31, 1998 all Section 16(a) filing requirements applicable to the officers, directors and greater than ten percent beneficial owners were complied with, except that one Form 4 for each of Stephen C. Gray and Paul D. Rhines was filed late.

Certain Transactions

  McLeodUSA has entered into various agreements with InvenSys USA, Inc. and several of its affiliates including InvenSys Limited (collectively and d/b/a Orillion, "Orillion") pursuant to which Orillion provides information technology development, programming and consulting services, and investment management services to McLeodUSA. Pursuant to these agreements, McLeodUSA has paid Orillion approximately $650,000 since January 1, 1998. Clark E. McLeod and Roy A. Wilkens are directors of OrillionUSA, Inc.

  McLeodUSA provides paging services, customer premise equipment ("CPE"), labor and services for CPE, long distance service, 800 service and private lines to First Mid-Illinois Bancshares. First Mid-Illinois Bancshares paid McLeodUSA $559,000 for these services in 1998. Richard A. Lumpkin, Margaret Lumpkin Keon and Mary Lumpkin Sparks own approximately 11.3%, 6.8% and 6.9% of the capital stock of First Mid-Illinois Bancshares, respectively. Richard A. Lumpkin is also a director of First Mid-Illinois Bancshares. Mr. Lumpkin is also a director, executive officer and significant stockholder of McLeodUSA and Mrs. Keon and Mrs. Sparks are significant stockholders of McLeodUSA.

  Illuminet paid McLeodUSA $1,696,000 in 1998 for the rental of building space and for DS-1 usage and transmission facilities in the form of private leased lines. McLeodUSA paid Illuminet $1,326,000 in 1998 for database verification services and SS7 link services. Richard A. Lumpkin is the Chairman of the Board of Directors of Illuminet.

  Ameren Corporation and Central Illinois Public Service Company collectively paid McLeodUSA $1,380,000 in 1998 for private line services and long distance services. Richard A. Lumpkin is a director of Ameren Corporation, the parent company of Central Illinois Public Service Company.

  In April 1997, McLeodUSA, Clark E. McLeod, Stephen C. Gray and Blake O. Fisher, Jr. jointly purchased a jet aircraft for an aggregate of approximately $2.25 million. Subsequently, the ownership was reallocated and Arthur L. Christoffersen and Richard A. Lumpkin each purchased an interest. In connection with the ownership reallocation, McLeodUSA paid approximately $1.35 million for a 60% ownership percentage and Messrs. McLeod, Gray, Fisher, Christoffersen and Lumpkin each paid approximately $180,000 for an ownership percentage of 8% each. During 1998, Messrs. Fisher and Christoffersen sold their ownership back to McLeodUSA for $180,000 each and Mr. McLeod purchased an additional 4% ownership from McLeodUSA for $90,000, increasing his ownership percentage from 8% to 12%. McLeodUSA and Messrs. McLeod, Gray and Lumpkin are parties to a Joint Ownership Agreement by which they have agreed to share the operational expenses of the aircraft in proportion to their respective ownership interest in the aircraft (72% by McLeodUSA, 12% by Mr. McLeod and 8% each by Messrs. Gray and Lumpkin). Messrs. McLeod and Fisher are directors and executive officers of McLeodUSA and Mr. Christoffersen is an executive officer of McLeodUSA.

  McLeodUSA has entered into two agreements with Interstate Energy pursuant to which Interstate Energy has agreed to grant McLeodUSA access to certain of Interstate Energy's towers, rights-of-way, conduits and poles in exchange for capacity on the McLeodUSA communications network.

  In February 1996, McLeodUSA entered into two agreements with MHC Investment, pursuant to which MHC Investment has agreed to grant McLeodUSA access to certain of MHC Investment's towers, rights-of-way, conduits and poles in exchange for capacity on the McLeodUSA communications network.

  On July 18, 1995 and March 29, 1996, respectively, McLeodUSA loaned $75,000 to each of Kirk E. Kaalberg and Stephen K. Brandenburg in exchange for unsecured notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively. Interest accrues on both loan amounts at the applicable rate as determined in accordance with Internal Revenue Service regulations. Pursuant to the terms of the notes executed by Mr. Kaalberg and Mr. Brandenburg, respectively, one annual interest-only payment was made in 1997. Mr. Brandenburg made an annual interest-only payment in 1998 and will make annual payments of $25,000 plus accrued interest in each of the next three years. Mr. Kaalberg made an annual payment of $25,000 plus accrued interest in 1998 and will make similar payments in each of the next two years. Mr. Brandenburg is an executive officer of McLeodUSA and Mr. Kaalberg was an executive officer of McLeodUSA until his resignation effective May 5, 1999.

  In December 1998, McLeodUSA entered into a split dollar arrangement for life insurance policies owned by the McLeod Family 1998 Special Trust on the joint lives of Clark and Mary McLeod. The McLeod Family 1998 Special Trust agreed to assign the policies to McLeodUSA as collateral for the payment by McLeodUSA of the premiums for these policies. No loans have been taken against these policies. In 1998, the premium payments paid by McLeodUSA on these policies totaled $1,880,000. The aggregate face amount of the policies is $113,000,000. The McLeod Family 1998 Special Trust is sole owner and beneficiary of each policy. McLeodUSA has agreed with Clark and Mary McLeod that one of the principal reasons for entering into this arrangement is to avoid any need for their heirs to liquidate their holdings of Class A common stock at or soon after the death of one or both of them. Clark and Mary McLeod have agreed to restrictions on their ability to sell or otherwise dispose of their shares of Class A common stock. See "Principal Holders of Voting Securities-- Stockholders' Agreements." McLeodUSA also paid premiums of $138,257 for a universal life policy on Clark and Mary McLeod with a face value of $13,500,000. McLeodUSA is the beneficiary of this policy.

  In March 1996, the Board of Directors adopted a policy requiring that any material transactions between McLeodUSA and persons or entities affiliated with officers, directors or principal stockholders of McLeodUSA be on terms no less favorable to McLeodUSA than reasonably could have been obtained in arms' length transactions with independent third parties or be approved by a majority of disinterested directors.

  For a description of certain other transactions, see "--Compensation Committee Interlocks and Insider Participation."

      APPROVAL OF SECOND AMENDED AND RESTATED DIRECTORS STOCK OPTION PLAN
                                 (Proposal 2)

General

  On March 25, 1999, the Board of Directors approved, subject to stockholder approval at the Annual Meeting, the Second Amended and Restated Directors Stock Option Plan (the "Second Amended and Restated Directors Plan"), which is an amendment and restatement of the Amended and Restated Directors Plan. The Second Amended and Restated Directors Plan, among other things, would (i) increase the number of shares of Class A common stock reserved for purchase pursuant to option grants to an aggregate of 1,100,000 shares of Class A common stock (subject to adjustment upon the occurrence of certain events as described below), and (ii) modify the formula for the automatic grant of options to provide for the grant of (x) an Initial Option to purchase from 10,000 to 20,000 shares of Class A common stock to each Eligible Director (i.e., a non-employee member of the Board of Directors) who commences service as a director on or after the Board's approval of the amendment and restatement of the Amended and Restated Directors Plan, such amount to be determined by the Board in its discretion, (y) an Additional Option to purchase up to 10,000 shares of Class A common stock after each subsequent annual meeting of stockholders if the Eligible Director continues to be an Eligible Director, such amount to be determined by the Board in its discretion, and (z) such Discretionary Options, in addition to the foregoing Initial Options and Additional Options, to Eligible Directors as may be determined by the Board; provided that no more than an aggregate of 100,000 shares of Class A common stock may be granted as Discretionary Options under the plan as amended and restated.

  The purpose of the plan is to enable eligible directors of McLeodUSA to purchase shares of Class A common stock and thus to encourage stock ownership by directors of McLeodUSA and to encourage the continued service of directors of McLeodUSA. As of the Record Date, there were a total of four directors of McLeodUSA eligible to participate in the plan, and no other persons were eligible to participate in the plan.

The Second Amended and Restated Directors Plan

  The following summary of the Second Amended and Restated Directors Plan does not purport to be complete, and is subject to, and qualified in its entirety by, reference to the complete text of the Second Amended and Restated Directors Plan, which is attached hereto as Appendix A and is incorporated herein by reference.

  The predecessor plan to the Amended and Restated Directors Plan was adopted by the Board of Directors and approved by the stockholders in 1993. Amendments to such plan were adopted by the Board and approved by the stockholders in 1995 and 1996; the plan was further amended by the Board in 1997. Under the Amended and Restated Directors Plan, McLeodUSA may grant options to purchase up to 550,000 shares of Class A common stock to Eligible Directors. As of the Record Date, options for 450,000 shares of Class A common stock had been granted and options to purchase 152,314 shares of Class A common stock had been exercised. Under the Second Amended and Restated Directors Plan, the number of shares reserved for purchase pursuant to options is increased to an aggregate of 1,100,000 shares of Class A common stock. Assuming the Second Amended and Restated Directors Plan is approved, the aggregate value (based on the closing price of Class A common stock on The Nasdaq Stock Market on the Record Date) of the remaining 947,686 shares of Class A common stock that would be reserved for issuance under the plan would be approximately $49.2 million.

  Under the Amended and Restated Directors Plan, each Eligible Director who commenced service as a director after the prior amendment of the plan was granted an Initial Option to purchase 10,000 shares of Class A common stock. Each such Eligible Director also was granted an Additional Option to purchase 5,000 shares of Class A common stock for each of the next two years if the Eligible Director continued to be an Eligible Director.

  Under the Second Amended and Restated Directors Plan, each Eligible Director who commences service as a director on or after the Board's approval of the amendment of the plan will be granted an Initial Option to purchase from 10,000 to 20,000 shares of Class A common stock, such amount to be determined by the Board of Directors in its discretion. Each such Eligible Director also will be granted an Additional Option to purchase up to 10,000 shares of Class A common stock after each subsequent annual meeting of the stockholders if the Eligible Director continues to be an Eligible Director, such amount to be determined by the Board of Directors in its discretion. Lastly, each Eligible Director may receive Discretionary Options to purchase shares of Class A common stock as may be determined by the Board of Directors in its discretion; provided that no more than an aggregate of 100,000 shares of Class A common stock may be granted as Discretionary Options under the Second Amended and Restated Directors Plan.

  Following the approval of the Second Amended and Restated Directors Plan by the Board of Directors on March 25, 1999, the Board of Directors granted Discretionary Options to purchase 15,000 shares of Class A common stock under the plan to each of Messrs. Collins, Liu and Rhines at an exercise price of $38.25, representing the fair market value of the Class A common stock on the date of grant. Such options vest at the rate of 25% of the shares subject to the option one year after the date of grant and with respect to an additional 25% of the shares subject to the option in each of the three subsequent years. The grant of such Discretionary Options to Messrs. Collins, Liu and Rhines is subject to stockholder approval, and approval of the Second Amended and Restated Directors Plan by the stockholders of McLeodUSA also will be deemed to constitute approval of such grants. The grants to Messrs. Collins, Liu and Rhines reduce the aggregate number of shares of Class A common stock that are available and may be granted as Discretionary Options under the Second Amended and Restated Directors Plan from 100,000 shares to 55,000 shares. If the Second Amended and Restated Directors Plan is approved by stockholders at the Annual Meeting, each Eligible Director will be entitled to receive option grants under such plan as amended in connection with their initial election to the Board of Directors at such meeting or their continuation as a director of McLeodUSA following such meeting, as the case may be.

  The Amended and Restated Directors Plan provides that it shall be administered by the Chief Financial Officer of McLeodUSA or such other person as is appointed by the Board of Directors to serve as administrator. Because the formula grants are amended pursuant to the Second Amended and Restated Directors Plan to provide for the award of options within certain ranges as determined by the Board of Directors in its discretion, the Second Amended and Restated Directors Plan provides that it shall be administered by the Board of Directors which shall have the full power and authority to take all actions and to make all determinations required or provided for under the plan and any option or option agreement entered into in connection with the plan.

  The option exercise price for stock options granted under the Amended and Restated Directors Plan is the greater of the fair market value or the par value of the Class A common stock on the date of grant of the option. Options granted under the plan may be exercised with respect to 25% of the shares subject to such option one year after the option is granted and with respect to an additional 25% of the shares subject to such option in each of the three subsequent years. The Second Amended and Restated Directors Plan amends the foregoing option price provision to provide that the option exercise price for stock options may not be less than 100% of the fair market value of the Class A common stock on the date of grant of the option.

  The Amended and Restated Directors Plan provides that upon any dissolution or liquidation of McLeodUSA, or upon a reorganization, merger or consolidation in which McLeodUSA is not the surviving corporation, or upon the sale of all or substantially all of the assets of McLeodUSA to another corporation, or upon any transaction (including a merger or reorganization in which McLeodUSA is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of McLeodUSA, the plan and the options issued thereunder will terminate, unless provision is made in connection with such transaction for the continuation of the plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price, in which event the plan (if applicable) and the options granted will continue in the manner and under the terms so provided. In the event of termination of the plan and the options issued thereunder, all outstanding options will be exercisable to the extent such option was otherwise exercisable at the time such termination occurs during such period immediately prior to the occurrence of such termination as the Board of Directors in its discretion will determine. In addition, in the event of a change of control, as defined in the plan, all outstanding options become exercisable. No changes in the foregoing provisions are made in the Second Amended and Restated Directors Plan, except that clarifying language was added to provide that all options granted shall be fully vested and exercisable in connection with (i) any continuation of the plan, the assumption of the options theretofore granted, or the substitution for such options of new options upon the occurrence of the circumstances described above, and (ii) the termination of the plan upon the occurrence of the circumstances described above.

  If the outstanding shares of Class A common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of McLeodUSA, by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by McLeodUSA, an appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the plan, and in the number, kinds and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price. If McLeodUSA shall be the surviving corporation in any reorganization, merger or consolidation, any outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Class A common stock subject to such option would have been entitled immediately following such transaction with a corresponding adjustment of the exercise price as specified in the plan. The foregoing provisions remain unchanged as a result of the Second Amended and Restated Directors Plan.

  Payment for shares purchased may be made either in cash or by exchanging shares of Class A common stock with a fair market value equal to the total option exercise price or cash for any difference. Options may be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the Eligible Director, provided that the broker tenders to McLeodUSA cash or cash equivalents equal to the option exercise price plus the amount of any taxes that McLeodUSA may be required to withhold in connection with the exercise of the option. The foregoing provision remains unchanged as a result of the Second Amended and Restated Directors Plan.

  The Amended and Restated Directors Plan provides that upon termination of service of an Eligible Director in all capacities other than by reason of death or permanent and total disability, any option granted pursuant to the plan will terminate. Under the Second Amended and Restated Directors Plan, upon termination of service of an Eligible Director in all capacities other than by reason of death, permanent and total disability or retirement (which is defined as a termination of service on or after reaching age 62 if the Eligible Director has served for at least three years), any unvested option granted pursuant to the plan will terminate and the Eligible Director may exercise his or her outstanding vested options at any time until the date on which such outstanding options expire in accordance with their terms.

  The Amended and Restated Directors Plan provides that if an Eligible Director's service with McLeodUSA terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within three months after such death or disability but not later than the date the option would otherwise expire. The Second Amended and Restated Directors Plan extends the exercise period from three months to 180 days after such death or disability unless a later date is otherwise provided in the particular option agreement (but not later than the date the option would otherwise expire). In addition, under the Second Amended and Restated Directors Plan, if the Eligible Director's service terminates by reason of retirement, the options continue to vest for two additional years, and the vested options can be exercised at any time after such termination of service (but not later than the date the option would otherwise expire).

  The Board of Directors at any time may terminate, suspend or amend the Second Amended and Restated Directors Plan, provided that no termination, suspension or amendment of such plan may, without the consent of the Eligible Director to whom an option has been granted, adversely affect the rights of the holder of the option. All options expire 10 years after the date of grant. The Second Amended and Restated Directors Plan will terminate in 2009, unless terminated at an earlier date by the Board of Directors. No changes in such provisions were made as a result of the Second Amended and Restated Directors Plan except that the plan's termination date was extended from 2006 to 2009 and certain additional clarifying changes were made.

  The federal income tax consequences of the Second Amended and Restated Directors Plan are discussed below under the caption "Federal Income Tax Consequences of the Second Amended and Restated Directors Plan."

Plan Benefits

  The table below provides information regarding the number of shares of Class A common stock subject to options granted under the Second Amended and Restated Directors Plan since the inception of the plan in 1993 and the Record Date to (i) the Named Executive Officers, (ii) the nominees for election as directors, (iii) all executive officers of McLeodUSA as a group, (iv) all non-executive officer directors as a group, (v) all non-executive officer employees as a group (including all officers who are not executive officers), and (vi) associates of any director, executive officer or nominee as a group.

                                 Plan Benefits

                                                            Options     Weighted
                                                            Granted     Average
                                                           (Number of   Exercise
Name and Position(s)                                        Shares)      Price
--------------------                                       ----------   --------
Clark E. McLeod...........................................       --         --
Chairman, Chief Executive Officer and Director
Richard A. Lumpkin........................................       --         --
Vice Chairman and Director
Stephen C. Gray...........................................       --         --
President, Chief Operating Officer and Director Nominee
Blake O. Fisher, Jr.......................................   84,375      $1.59
Group Vice President, Regional President-Western Region
 and Director
Thomas M. Collins.........................................   99,375(1)    7.12
Director
Lee Liu...................................................   99,375(1)    7.12
Director
Peter H.O. Claudy.........................................       --         --
Director Nominee
Robert J. Currey..........................................       --         --
Director Nominee
Paul D. Rhines............................................   99,375(1)    7.12
Director Nominee
Roy A. Wilkens............................................       --         --
Director Nominee
Executive Officer Group...................................   84,375       1.59
(4 persons)
Non-Executive Officer Director Group......................  298,125(1)    7.12
(5 persons)
Non-Executive Officer Employee Group......................       --         --
(0 persons)
Associates of any Director, Executive Officer or Nominee
 as a Group...............................................       --         --
(0 persons)

(1) Includes options to purchase 15,000 shares of Class A common stock granted on March 25, 1999 to each of Messrs. Collins, Liu and Rhines, which vest at the rate of 25% of the shares subject to the option one year after the date of grant and with respect to an additional 25% of the shares subject to the option in each of the three subsequent years. Such option grants are subject to stockholder approval.

  In addition, if the Second Amended and Restated Directors Plan is approved by stockholders at the Annual Meeting, each Eligible Director also will be entitled to receive option grants under such plan as amended and described above in connection with their initial election to the Board of Directors at such meeting or their continuation as a director of McLeodUSA following such meeting, as the case may be.

Federal Income Tax Consequences of the Second Amended and Restated Directors
Plan

  Each option granted under the Second Amended and Restated Directors Plan is a non-qualifying (non-incentive) option. The grant of an option is not a taxable event for the Eligible Director or McLeodUSA. Upon exercising an option, an Eligible Director will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Class A common stock on the date of exercise. McLeodUSA will be entitled to a business expense deduction in the same amount. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of an option, the Eligible Director will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

  If, pursuant to an option agreement, the Eligible Director surrenders shares of Class A common stock in payment of part or all of the exercise price for options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the Eligible Director will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income. Under current federal income tax law the highest tax rate on ordinary income is 39.6%, and long-term capital gains are subject to a maximum tax rate of 20%. Gain on a sale of stock acquired as a consequence of the exercise of an option should qualify as long-term if the stock has been held for more than one year (after exercise). Because of certain provisions in the law relating to the "phase out" of personal exemptions and certain limitations on itemized deductions, the federal income tax consequences to a particular taxpayer of receiving additional amounts of ordinary income or capital gain may be greater than would be indicated by application of the foregoing tax rates to the additional amount of income or gain.

Required Vote

  The affirmative vote of a majority of the voting rights present and entitled to vote at the Annual Meeting is required to approve the Second Amended and Restated Directors Plan. Approval of the Second Amended and Restated Directors Plan by stockholders also will be deemed to constitute approval of grants made under such plan, as amended, as described above.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                        RATIFICATION OF THE APPOINTMENT
                OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS
                           FOR THE 1999 FISCAL YEAR
                                 (Proposal 3)

  At the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed the firm of Arthur Andersen LLP as the independent accountants for McLeodUSA for the fiscal year ending December 31, 1999.

  On March 27, 1997, McLeodUSA engaged Arthur Andersen LLP as its principal independent accountants, to replace McGladrey & Pullen, LLP, the former independent accountants of McLeodUSA, effective with such engagement. The decision to change independent accountants was made following a review of competitive proposals submitted by Arthur Andersen LLP and two other major public accounting firms, and was recommended by the Audit Committee of the Board of Directors and approved by the Board. McGladrey & Pullen, LLP did not resign and did not decline to stand for re-election.

  During the two fiscal years ended December 31, 1996 and 1995, and the interim period subsequent to December 31, 1996, there had been no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused McGladrey & Pullen, LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  McGladrey & Pullen, LLP's reports on the financial statements of McLeodUSA for the fiscal years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

  McLeodUSA previously provided McGladrey & Pullen, LLP with a copy of this disclosure and requested that McGladrey & Pullen, LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of the McGladrey & Pullen, LLP letter addressed to the SEC is filed as an exhibit to McLeodUSA's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

  During the two fiscal years ended December 31, 1998 and 1997, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Arthur Andersen LLP to make reference in their report to such disagreements if not resolved to their satisfaction.

  Arthur Andersen LLP's reports on the financial statements of McLeodUSA for the fiscal years ended December 31, 1998 and 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

  Stockholder ratification of Proposal 3 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the Board of Directors will reconsider whether or not to retain Arthur Andersen LLP. Even if Proposal 3 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of McLeodUSA and its stockholders.

  Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  The affirmative vote of a majority of the voting rights present at the Annual Meeting is required to approve Proposal 3.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                           STOCK OWNED BY MANAGEMENT

  The following beneficial ownership table sets forth information regarding beneficial ownership of Class A common stock as of the Record Date by:

  .each director and director nominee

  .each Named Executive Officer

  .all executive officers and directors as a group

Under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Class A common stock as of the Record Date plus those shares of Class A common stock that such stockholder has the right to acquire within 60 days. Consequently, the denominator for calculating such percentage may be different for each stockholder.

  The table is based upon information supplied by the directors and executive officers. Unless otherwise indicated in the footnotes to the table, each of the stockholders listed has sole voting and dispositive power with respect to the shares shown as beneficially owned.

  The number of option shares includes shares of Class A common stock that the individuals named in the table have the right to acquire within 60 days from the Record Date upon exercise of options.

                                                          Beneficial
                                                           Ownership
                                                -------------------------------
                                                Number of   Number of
                                                 Option    Shares and
             Name of Beneficial Owner            Shares   Option Shares Percent
             ------------------------           --------- ------------- -------
   Clark E. McLeod(1)(2).......................   235,623   9,570,285    12.8
   Richard A. Lumpkin(1)(3)....................    11,250   5,067,778     6.8
   Stephen C. Gray(4)..........................   392,173     740,634     1.0
   Arthur L. Christoffersen....................    61,467      61,467      *
   Blake O. Fisher, Jr. .......................   189,562     222,133      *
   Thomas M. Collins...........................    77,344     269,618      *
   Paul D. Rhines..............................    77,344     114,920      *
   Lee Liu.....................................    27,344      39,544      *
   Robert J. Currey............................    37,500      37,500      *
   Peter H. O. Claudy(5).......................        --          --      *
   Roy A. Wilkens..............................        --     100,000      *
   Directors and executive officers as a group
    (19 persons)............................... 1,574,735  17,527,132    23.0%

--------
 * Less than one percent.

(1) Richard Anthony Lumpkin, Gail G. Lumpkin, Margaret L. Keon, Mary Lee Sparks and all of their children, along with Steven L. Grissom, David R. Hodgman and BankOne, Texas, N.A., individually, or as trustees or settlors for trusts for the benefit of members of the family of Richard Adamson Lumpkin, MHC Investment, Interstate Energy, M/C Partners III Limited Partnership, Clark E. McLeod and Mary E. McLeod are parties to one or more stockholders' agreement and, accordingly, may constitute a group within the meaning of Section 13(d)(3) of the Exchange Act. As of the Record Date, these stockholders beneficially owned an aggregate of 37,461,893 shares of Class A common stock, including 1,300,688 shares that Interstate Energy has the right to acquire upon exercise of options, and 235,623 and 11,250 shares that Messrs. McLeod and Lumpkin, respectively, have the right to purchase upon exercise of options, within 60 days from the Record Date, representing an ownership interest of 50.0%. See "Principal Holders of Voting Securities--Stockholders' Agreements."

(2) Includes 4,296,471 shares of Class A common stock held of record by Mary
    E. McLeod, Mr. McLeod's wife, over which Mr. McLeod has shared voting power and 200,000 shares of Class A common stock held by the McLeod Charitable Foundation for which both Mr. McLeod and Mrs. McLeod are directors and over which both have shared voting and dispositive power. Also includes 125,000 shares of Class A common stock held by the Clark E. McLeod Unitary Trust and 125,000 shares of Class A common stock held by the Mary E. McLeod Unitary Trust for which Mr. McLeod is a trustee and over which Mr. McLeod has shared voting and investment power. Mr. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.

(3) Includes 311,127 shares of Class A common stock held of record by Gail G. Lumpkin, Mr. Lumpkin's wife, over which Mr. Lumpkin has shared voting power. Includes 2,245,081 shares of Class A common stock held by various trusts for the benefit of the family of Richard Adamson Lumpkin over which Mr. Lumpkin has shared voting and investment power. Includes 2,500,320 shares of Class A common stock held by various trusts for the benefit of the family of Richard Adamson Lumpkin over which Mr. Lumpkin has shared investment power. Includes 11,250 shares of Class A common stock that Mr. Lumpkin has the right of purchase within 60 days from the Record Date pursuant to options. Mr. Lumpkin's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.

(4) Includes 3,750 shares of Class A common stock held of record by the Stephen Samuel Gray Irrevocable Trust, and 3,750 shares of Class A common stock held of record by the Elizabeth Mary Fletcher Gray Education Trust, of which Mr. Gray is the trustee. Includes 26,250 shares of Class A common stock held of record by Morgan Stanley Dean Witter & Co. for the benefit of Mr. Gray.

(5) Mr. Claudy was elected as a director of McLeodUSA on April 28, 1999. Mr. Claudy is the nominee of M/C under the Ovation Stockholders' Agreement. See "Principal Holders of Voting Securities--Stockholders' Agreements."

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table sets forth information as of the Record Date with respect to the ownership of shares of Class A common stock by each person believed by management to be the beneficial owner of more than five percent of the outstanding Class A common stock. The information is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to McLeodUSA. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

                                                                 Beneficial
                                                                 Ownership
                                                             ------------------
                                                             Number of
     Name of Beneficial Owner                                  Shares   Percent
     ------------------------                                ---------- -------
     Interstate Energy Corporation(1)....................... 10,323,288  13.6%
     Clark E. McLeod(2).....................................  9,570,285  12.8%
     MHC Investment Company(3)..............................  6,759,866   9.1%
     Fidelity Management & Research Company(4)..............  5,106,800   6.9%
     Putnam Investments, Inc.(5)............................  7,389,757   9.9%
     Richard A. Lumpkin(2)..................................  5,067,778   6.8%
     Mary E. McLeod(2)(6)...................................  4,746,471   6.4%
     Media/Communications Partners III Limited
      Partnership(7)........................................  3,728,608   5.0%

--------
(1) Includes 1,300,688 shares of Class A common stock that Alliant Energy Investments, Inc., a wholly owned subsidiary of Interstate Energy Corporation, has the right to acquire upon exercise of options and 8,977,600 shares of Class A common stock of which Alliant Energy Investments is the holder of record. Interstate Power Company, a wholly owned subsidiary of Interstate Energy Corporation, is the record holder of 45,000 shares of Class A common stock. The address of Interstate Energy Corporation, 222 West Washington Avenue, P.O. Box 192, Madison, WI 53701.

(2) See "Stock Owned by Management."

(3) MHC Investment Company is a wholly owned indirect subsidiary of MidAmerican Energy Holdings Company. The address of MHC Investment Company is c/o MidAmerican Energy Holdings Company, 666 Grand Ave., Des Moines, IA 50309. Includes 23,438 shares of Class A common stock held of record by each of Ronald W. Stepien and Russell E. Christiansen, an officer and a retired officer, respectively, of MidAmerican Energy Company and former directors of McLeodUSA. Includes 28,125 shares of Class A common stock that Mr. Stepien and 28,125 shares of Class A common stock that Mr. Christiansen have the right to purchase within 60 days from the Record Date upon exercise of options. MHC Investment Company has the power to direct the disposition of such shares.

(4) Fidelity Management & Research Company is a wholly owned subsidiary of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. The amount of the beneficial ownership was disclosed on a Schedule 13G filed by FMR Corp. on February 12, 1999.

(5) The address of Putnam Investment, Inc. is One Post Office Square, Boston, MA 02109. The amount of the beneficial ownership was disclosed on a
    Schedule 13G filed by Putnam Investment Inc. on April 9, 1999.

(6) Includes 200,000 shares of Class A common stock held by the McLeod Charitable Foundation for which Mrs. McLeod is a director and over which she has shared voting and dispositive power. Also includes 125,000 shares of Class A common stock held by the Mary E. McLeod Unitary Trust and 125,000 shares of Class A common stock held by the Clark E. McLeod Unitary Trust for which Mrs. McLeod is a trustee and over which Mrs. McLeod has shared voting and investment power. Mrs. McLeod's address is c/o McLeodUSA Incorporated, McLeodUSA Technology Park, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, IA 52406-3177.

(7) Excludes shares owned by M/C Investors L.L.C. M/C III L.L.C. is the general partner of Media/Communications Partners III Limited Partnership and controls the voting and dispositive power of the shares of Class A common stock held by it. Pursuant to the limited liability company agreement of M/C III L.L.C., David D. Croll, James F. Wade, Stephen Gormley, John Hayes and Christopher Gaffney together share the voting and dispositive power of the shares of Class A common stock held by Media/Communications Partners III Limited Partnership. The address of Media/Communications Partners III Limited Partnership, M/C III L.L.C. and each of the Messrs. Croll, Wade, Gormley, Hayes and Gaffney is 75 State Street, Boston, MA 02109.

Stockholders' Agreements

  On November 18, 1998, McLeodUSA entered into a stockholders' agreement (the "Stockholders' Agreement") with several of its significant stockholders consisting of IES Investments Inc. (a subsidiary of Interstate Energy), Clark
E. and Mary E. McLeod, and Richard A. and Gail G. Lumpkin and several other parties related to the Lumpkins.

  The Stockholders' Agreement provides, among other things, that:

  . until December 31, 2001, the parties will not sell any McLeodUSA equity securities without receiving the prior written consent of the Board of Directors, except for transfers specifically permitted by the Stockholders' Agreement

  . the Board of Directors will determine on a quarterly basis starting with the quarter ending December 31, 1998 and ending on December 31, 2001, the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate 150,000 shares per quarter, that the parties may sell during designated trading periods following the release of the quarterly or annual financial results of McLeodUSA

  . to the extent the Board of Directors grants registration rights to a party to the agreement in connection with a sale of McLeodUSA securities by such party, it will grant similar registration rights to the other parties

  . the Board of Directors will determine on an annual basis commencing with the year ending December 31, 1999 and ending on December 31, 2001 (each such year, an "Annual Period"), the aggregate number, if any, of shares of Class A common stock, not to exceed in the aggregate on an annual basis a number of shares equal to 15% of the total number of shares of Class A common stock beneficially owned by the parties as of December 31, 1998 (the "Registrable Amount"), to be registered by McLeodUSA under the Securities Act of 1933 for sale by the parties

  . in any underwritten offering of shares of Class A common stock by McLeodUSA, other than an offering on a registration statement on Form S-4 or Form S-8 or any other form which would not permit the inclusion of shares of Class A common stock owned by the parties, McLeodUSA will undertake to register the shares of Class A common stock of such parties up to the Registrable Amount, if any, as determined by the Board of Directors

  . McLeodUSA may subsequently determine not to register any shares of the parties under the Securities Act and may either not file a registration statement or otherwise withdraw or abandon a registration statement previously filed

  The Stockholders' Agreement terminates on December 31, 2001. If during any Annual Period McLeodUSA has not provided a party a reasonable opportunity to sell an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by such party as of December 31, 1998, then such party may terminate the Stockholders' Agreement as it applies to such party.

  Under the Stockholders' Agreement, each party also agreed, until such party owns less than 4 million shares of Class A common stock or until December 31, 2001, whichever occurs first, to vote such party's shares and take all action within its power to:

  . establish the size of the Board of Directors at up to 11 directors

  . cause to be elected to the Board of Directors one director designated by IES Investments Inc. for so long as Interstate Energy owns at least 4 million shares of Class A common stock

  . cause to be elected to the Board of Directors three directors who are executive officers of McLeodUSA designated by Clark McLeod for so long as Clark and Mary McLeod collectively own at least 4 million shares of Class A common stock

  . cause Richard Lumpkin to be elected to the Board of Directors for so long as the former stockholders of CCI who are a party to the agreement collectively own at least 4 million shares of Class A common stock

  . cause to be elected to the Board of Directors up to six non-employee directors nominated by the Board

  On January 7, 1999, in connection with the acquisition of Ovation Communications, Inc., M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership entered into a separate stockholders' agreement (the "Ovation Stockholders' Agreement") with the parties to the Stockholders' Agreement.

  The Ovation Stockholders' Agreement provides that, until December 31, 2001, M/C will not sell any equity securities of McLeodUSA without receiving the prior written consent of the Board of Directors. The Ovation Stockholders' Agreement also contains various provisions intended to insure that M/C is treated on a basis similar to the parties to the Stockholders' Agreement in connection with permitted sales of securities of McLeodUSA under the Stockholders' Agreement generally starting December 31, 1999. In addition, for so long as M/C owns at least 2.5 million shares of Class A common stock, M/C has agreed to vote its shares in accordance with the voting agreement contained in the Stockholders' Agreement and the other partries have agreed to vote their shares to cause to be elected to the Board of Directors one director designated by M/C.

  The Ovation Stockholders' Agreement terminates on December 31, 2001. In addition, if (1) during each of the years ending December 31, 2000 and December 31, 2001, McLeodUSA has not provided M/C a reasonable opportunity to register under the Securities Act for sale an aggregate number of shares of Class A common stock equal to not less than 15% of the total number of shares of Class A common stock beneficially owned by M/C as of March 31, 1999, or (2) after January 1, 2000, the Stockholders' Agreement has been terminated by all parties to such agreement, then M/C may terminate the Ovation Stockholders' Agreement. The Ovation Stockholders' Agreement will be terminated with respect to all parties other than M/C and McLeodUSA at such time as the Stockholders' Agreement is terminated.

    SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY
                                   STATEMENT

  Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2000 annual meeting of stockholders must be received by McLeodUSA no later than January 12, 2000 pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require McLeodUSA to include in its proxy statement and proxy relating to the 2000 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

  OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING

  For any proposal that is not submitted for inclusion in next year's proxy statement but is instead presented directly at the 2000 annual meeting of stockholders, management will be able to vote proxies in its discretion if
McLeodUSA:

  . receives notice of the proposal before the close of business on March 27, 2000, and advises stockholders in the 2000 proxy statement about the nature of the matter and how management intends to vote on such matter, or

  . does not receive notice of the proposal prior to the close of business on March 27, 2000

  Notices of intention to present proposals at the 2000 annual meeting should be addressed to Corporate Secretary, McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177.

         OTHER MATTERS THAT MAY COME BEFORE THIS YEAR'S ANNUAL MEETING

  The Board of Directors of McLeodUSA does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Clark E. McLeod

                                          Clark E. McLeod
                                          Chairman and Chief Executive Officer

Cedar Rapids, Iowa
May 7, 1999

  A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. McLeodUSA is required to file an Annual Report on Form 10-K for the fiscal year ended December 31, 1998 with the SEC. Stockholders may obtain, free of charge, a copy of the Annual Report on Form 10-K by writing to McLeodUSA Incorporated, 6400 C Street SW, P.O. Box 3177, Cedar Rapids, Iowa 52406-3177, Attention: Corporate Secretary. McLeodUSA will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee.

                                                                      APPENDIX A



                             McLEODUSA INCORPORATED


                          SECOND AMENDED AND RESTATED


                          DIRECTORS STOCK OPTION PLAN

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1. PURPOSE................................................................ A-1
 2. DEFINITIONS............................................................ A-1
 3. ADMINISTRATION......................................................... A-2
 4. STOCK SUBJECT TO THE PLAN.............................................. A-2
 5. ELIGIBILITY............................................................ A-3
 6. OPTION PRICE........................................................... A-3
 7. NUMBER OF SHARES AND GRANT DATES....................................... A-3
 8. VESTING OF OPTIONS..................................................... A-4
 9. OPTION PERIOD.......................................................... A-4
10. TIMING AND METHOD OF EXERCISE.......................................... A-4
11. SERVICE TERMINATION.................................................... A-5
12. RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT................. A-5
13. NO STOCKHOLDER RIGHTS UNDER OPTION..................................... A-6
14. CONTINUATION OF SERVICE................................................ A-6
15. STOCK OPTION AGREEMENT................................................. A-6
16. WITHHOLDING............................................................ A-6
17. NON-TRANSFERABILITY OF OPTIONS......................................... A-6
18. USE OF PROCEEDS........................................................ A-6
19. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION........................ A-6
20. SECURITIES LAWS........................................................ A-7
21. INDEMNIFICATION........................................................ A-7
22. GOVERNING LAW.......................................................... A-8

                            McLEODUSA INCORPORATED
                          SECOND AMENDED AND RESTATED
                          DIRECTORS STOCK OPTION PLAN

  McLEODUSA INCORPORATED, a Delaware corporation (the "Corporation"), sets forth herein the terms of the Second Amended and Restated Directors Stock Option Plan (the "Plan") as follows:

1. PURPOSE

  The Plan is a further amendment and restatement of the McLeodUSA Incorporated Amended and Restated Directors Stock Option Plan and is intended to attract and retain the best possible members of the Board and to provide additional incentives to those directors to promote the success of the Corporation. The Plan provides Eligible Directors an opportunity to purchase shares of the Stock pursuant to Options. Options granted under the Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Code.

2. DEFINITIONS

  For purposes of interpreting the Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

    2.1. "Additional Option" means any Option other than an Initial Option.

    2.2. "Board" means the board of directors of the Corporation.

    2.3. "Code" means the Internal Revenue Code of 1986, as amended.

    2.4. "Commencement of Service" means the date of election of the Eligible Director to his or her first term as a Director.

    2.5. "Corporation" means McLeodUSA Incorporated, a Delaware corporation.

    2.6. "Effective Date" means the date of adoption of the second amendment and restatement of the Plan by the Board.

    2.7. "Eligible Director" means a member of the Board who is not an officer or employee of the Corporation or any of its subsidiaries and is not Robert J. Currey.

    2.8. "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or hereafter amended.

    2.9. "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

    2.10. "Expiration Date" means the tenth anniversary of the Grant Date or, if earlier, the termination of the Option pursuant to Section 4.2(c) hereof.

    2.11. "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or otherwise is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

    2.12. "Grant Date" means the date on which an Option grant takes effect pursuant to Section 7 hereof.

    2.13. "Initial Option" means an Option received by an Eligible Director as of such Eligible Director's Commencement of Service.

    2.14. "Option" means any option to purchase one or more shares of Stock pursuant to the Plan, including both Initial Options and Additional Options.

    2.15. "Optionee" means an Eligible Director who holds an Option.

    2.16. "Option Period" means the period during which Options may be exercised as defined in Section 9 hereof.

    2.17. "Option Price" means the purchase price for each share of Stock subject to an Option.

    2.18. "Retirement" means a Service Termination (as defined in Section 11) on or after age 62 if the Optionee has at least three years of service as an Eligible Director.

    2.19. "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

    2.20. "Stock" means the Class A common stock, par value $0.01 per share, of the Corporation.

    2.21. "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

3. ADMINISTRATION

  3.1. The Plan shall be administered by the Board which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Board of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

  3.2. No member of the Board shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4. STOCK SUBJECT TO THE PLAN

  4.1. Options to purchase not more than 1,100,000 shares of the Stock may be granted under the Plan. If any Option expires, terminates or is terminated or canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the Plan.

  4.2(a). If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date, the number and kinds of shares for the purchase of which Options may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

  4.2(b). Subject to Section 4.2(c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

  4.2(c). Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided; except that all such Options shall be fully vested and exercisable. In the event of any such termination of the Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option whether or not such Option was otherwise exercisable at the time such termination occurs. The Corporation shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

  4.2(d). Adjustments under this Section 4.2 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

  4.2(e). The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

5. ELIGIBILITY

  Eligibility under the Plan is limited to Eligible Directors.

6. OPTION PRICE

  The Option Price of the Stock covered by each Option granted under the Plan shall be not less than the Fair Market Value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provided in Section 4.2 hereof.

7. NUMBER OF SHARES AND GRANT DATES

  7.1. Each Eligible Director whose Commencement of Service is on or after the Effective Date shall be granted an Initial Option to purchase from 10,000 to 20,000 shares of Stock as of the date of the Eligible Director's Commencement of Service, such amount to be determined by the Board in its discretion.

  7.2. Each Eligible Director also shall be granted an Additional Option to purchase up to 10,000 shares of Stock after each subsequent annual meeting of the Corporation's stockholders if the Eligible Director continues to be an Eligible Director at such time, such amount to be determined by the Board in its discretion.

  7.3. In addition, the Board may make discretionary grants of Options to Eligible Directors to the extent such grants are determined to be in the best interests of the Corporation by the Board. The maximum number of shares of Stock subject to Options that can be awarded under the Plan, other than pursuant to Sections 7.1 and 7.2 above, is 100,000.

8. VESTING OF OPTIONS
  8.1 The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Plan or in the Option Agreement relating to such Option), in installments as follows: on the first anniversary of the Grant Date of the Option, as set forth in Section 7 above, the Option shall be exercisable in respect of 25 percent of the number of shares specified in
Section 7 above, and the Option shall be exercisable in respect of an additional 25 percent of the number of shares specified in Section 7 above on each of the next three anniversaries of the Grant Date, as set forth in
Section 7 above. The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless the number of shares purchased is the total number at the time available for purchase under this Option.

  8.2 In the event of a "Change of Control", all non-vested Options outstanding under the Plan shall become immediately exercisable. For purposes of this Plan, "Change of Control" means:
    (a) execution by the Corporation of an agreement for the merger of the Corporation into or with another corporation, the result of which would be that the stockholders of the Corporation at the time of execution of such agreement would own less than 50% of the total equity of the corporation surviving the merger; or
    (b) the sale of assets of the Corporation having an aggregate book value of 40% or more of the total book value of all assets of the Corporation as shown on the then most recent annual audited financial statement of the Corporation; or
    (c) a change of control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change of control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% of the Corporation's then outstanding securities; and provided further that no such change of control shall be deemed to have occurred as a result of the execution in (i) March 1996 of an Investor Agreement, among the Corporation, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments, Inc., Clark and Mary McLeod, and certain other stockholders,
  (ii) June 1997 of a Stockholders' Agreement, as amended, among the Corporation, IES Investments Inc., Midwest Capital Group, Inc., MWR Investments, Inc., Clark and Mary McLeod, and certain former stockholders of Consolidated Communications Inc., (iii) November 1998 of a Stockholders' Agreement, among the Corporation, IES Investments Inc., Clark and Mary McLeod, and certain former stockholders of Consolidated Communications Inc. and certain permitted transferees thereof, or (iv) January 1999 of a Stockholders' Agreement, among the Corporation, IES Investments Inc., Clark and Mary McLeod, certain former stockholders of Consolidated Communications Inc. and certain permitted transferees thereof, M/C Investors L.L.C. and Media/Communications Partners III Limited Partnership.

9. OPTION PERIOD
  An Option shall be exercisable only during the Option Period. The Option Period shall commence twelve months after the Grant Date, or earlier, if subject to Sections 4.2(c), 8.2 or 12, and shall end at the close of business on the Expiration Date.

10. TIMING AND METHOD OF EXERCISE

  Subject to Sections 8 and 9 hereof, an Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Chief Financial Officer, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in (a) and (b) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares.

11. SERVICE TERMINATION
  Upon the termination of service (a "Service Termination") of the Optionee in all capacities as an employee and/or director of the Corporation and all of its affiliated companies, other than by reason of the death, permanent and total disability or Retirement of such Optionee, any unvested Option granted to an Optionee pursuant to the Plan shall terminate, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option. The Optionee may exercise the Optionee's outstanding vested Options at any time until the date on which such outstanding Options expire according to their terms.

12. RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT
  12.1. If an Optionee dies while in service as a director of the Corporation, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after the date of such Optionee's death and prior to termination of the Option pursuant to
Section 9 above, to exercise any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Board may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 9 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 9 hereof.

  12.2. If there is a Service Termination by reason of the permanent and total disability of the Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above), at any time within 180 days after such Service Termination and prior to termination of the Option pursuant to Section 9 above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Service Termination, whether or not such Option was exercisable immediately prior to such Service Termination; provided, however, that the Board may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 9 hereof), in the event of the termination of service of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of service and prior to termination of the Option pursuant to Section 9 hereof. Whether a Service Termination is to be considered by reason of permanent and total disability for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

  12.3 If there is a Service Termination by reason of the Retirement of the Optionee, then such Optionee shall continue to vest in any outstanding Options for two years and any Options which will not vest in such two year period shall terminate. The Optionee shall have the right (subject to the general limitations on exercise set forth in Section 9 above) to exercise the Optionee's outstanding vested Options at any time until the date on which such outstanding Options expire according to their terms.

13. NO STOCKHOLDER RIGHTS UNDER OPTION

  Neither an Optionee nor any person entitled to exercise an Optionee's rights in the event of an Optionee's death shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

14. CONTINUATION OF SERVICE

  Nothing in the Plan shall confer upon any person any right to continue as a member of the Board or interfere in any way with the right of the Corporation to terminate such relationship.

15. STOCK OPTION AGREEMENT

  Each Option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement, or by a written Notice of Option Grant given by the Corporation to the Optionee (which need not be signed by either the Corporation or the Optionee), notifying the Optionee of the grant and incorporating the terms of the Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

16. WITHHOLDING

  The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities and other laws, the Optionee may satisfy a tax withholding requirement by directing the Corporation to apply shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 16.

17. NON-TRANSFERABILITY OF OPTIONS

  Each Option granted pursuant to the Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

18. USE OF PROCEEDS

  The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

19. ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION

  19.1. The Plan, as amended and restated, shall be effective as of the date of adoption by the Board, subject to stockholder approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder on or after the Effective Date shall be null, void and of no effect.

  19.2. Subject to the limitation of Section 19.4 hereof, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable, which approval may be made subject to approval by the Corporation's stockholders.

  19.3. No Option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Optionee's consent, adversely alter or otherwise impair any rights or obligations under any Stock Option Agreement previously entered into under the Plan. The Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 hereof or by the Board pursuant to this Section 19.

  19.4. Notwithstanding the provisions of Section 19.2 hereof, the Plan shall not be amended more than once in any six-month period other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules promulgated thereunder.

20. SECURITIES LAWS

  20.1. The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the holder of such Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

  20.2. The intent of the Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the Plan does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative and shall not affect the validity of the Plan. In the event Rule 16b-3 is revised or replaced, the Board of Directors may exercise discretion to modify the Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

21. INDEMNIFICATION

  21.1. To the extent permitted by applicable law, each member of the Board shall be indemnified and held harmless by the Corporation against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by the member in connection with or resulting from any claim, action, suit or proceeding to which the member of the Board may be a party or in which the member of the Board may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by the member of the Board (with the Corporation's written approval) in the settlement thereof, or paid by the member of the Board in satisfaction of a judgment in any such action, suit or proceeding except a judgment in favor of the Corporation; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against the member of the Board, the member shall give the Corporation an opportunity in writing, at its own expense, to handle and defend the same before the member of the Board undertakes to handle and defend it on the member's own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power the Corporation may have to indemnify the member of the Board or hold the member of the Board harmless.

  21.2. The members of the Board and each officer and employee of the Corporation shall be fully justified in reasonably relying or acting upon any information furnished in connection with the administration of the Plan by the Corporation or any employee of the Corporation. In no event shall any person who is or shall have been a member of the Board, or an officer or employee of the Corporation, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including furnishing of information) taken or any failure to act, if in good faith.

22. GOVERNING LAW

  The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

  The first amendment and restatement of the Plan was duly adopted and approved by the Board on March 28, 1996 and was duly approved by the stockholders of the Corporation on April 30, 1996 and was further amended by the Board on December 19, 1997. The second amendment and restatement of the Plan was duly adopted and approved by the Board on March 25, 1999.

                                    * * * *

                             [Form of Proxy Card]

                             McLEODUSA INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 2, 1999

                                   10:00 A.M.

                              COLLINS PLAZA HOTEL
                              1200 Collins Road NE
                               Cedar Rapids, Iowa


[McLEODUSA LOGO]                                                proxy
--------------------------------------------------------------------------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR USE AT THE ANNUAL MEETING ON JUNE 2, 1999.

The undersigned stockholder of McLeodUSA Incorporated (the "Company") hereby appoints J. Lyle Patrick or Randall Rings or either one of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 1999 annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, June 2, 1999, at 10:00 a.m., local time, at the Collins Plaza Hotel, 1200 Collins Road NE, Cedar Rapids, Iowa, and at any adjournment thereof, upon the following matters and any other matter as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted as directed by the stockholder named herein and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.

The stockholder named herein hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies heretofore given. The stockholder named herein may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE OR GIVE YOUR PROXY BY CALLING THE TOLL-FREE TELEPHONE
   NUMBER AS DESCRIBED IN THE INSTRUCTIONS ON THE REVERSE OF THIS PROXY CARD.

                      See reverse for voting instructions.

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your share in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE
 .  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
 .  You will be prompted to enter your 3-digit Company Number and your 7-digit
   Control Number which are located above.
 .  Follow the simple instructions the voice message provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to McLeodUSA Incorporated, c/o Shareowner Services/SM/, P.O. Box 64873, St. Paul, MN 55164-0873.


                                     If you vote by Phone, Please do not mail your Proxy Card.
                                                        Please detach here

--------                                                                                                                    --------
                                    The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.  Election of directors:    01  Robert J. Currey  04  Peter H.O. Claudy  [ ] Vote FOR      [ ] Vote WITHHELD
                              02  Stephen C. Gray   05  Roy A. Wilkens         all nominees      from all nominees
                              03  Paul D. Rhines

(Instructions:  To withhold authority to vote for any        ---------------------------------------------------------------
 indicated nominee, write the number(s) of the nominee(s)
 in the box provided to the right.)                          ---------------------------------------------------------------

2. To approve the Second Amended and Restated
   Directors Stock Option Plan.                     [ ] For                [ ] Against           [ ] Abstain

3. To ratify the Board of Directors' appointment
   of Arthur Andersen LLP as the Company's
   independent public accountants for the 1999
   fiscal year.                                     [ ] For                [ ] Against           [ ] Abstain

If you receive more than one proxy card, please date, sign and return all cards in the accompanying envelope.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL
                        ---

Address Change?  Mark Box                 [ ]
Indicate changes below:                                                  Date __________________________________
                                                             ---------------------------------------------------------------

                                                             ---------------------------------------------------------------
                                                               Signature(s) in Box
                                                               (Please date and sign here exactly as name appears at left.
                                                               When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, give full title as such; and
                                                               when stock has been issued in the name of two or more
                                                               persons, all should sign.)